As filed with the Securities and Exchange Commission on July 28, 2006
                       1940 Act Registration No. 811-21649


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [ X ]
                              Amendment No. 2 [ X ]

                        (Check appropriate box or boxes)

                          ----------------------------

                          INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800


                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                          Institutional Liquidity Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                     (Name and Address of Agent for Service)

                                 With copies to:

                            Arthur C. Delibert, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                                1601 K St., N.W.
                              Washington, DC 20006


                       -----------------------------------

                                EXPLANATORY NOTE



      This Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                          INSTITUTIONAL LIQUIDITY TRUST

                 CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

      Cover Sheet

      Contents of Registration Statement on Form N-1A

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A

      Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 2 to the Registration Statement of Lehman Brothers Institutional Liquidity Series ("LBILS") (1940 Act File No. 811-21648), as filed with the Securities and Exchange Commission ("SEC") on July 28, 2006 (the "Spoke Registration Statement"). Part A of the Spoke Registration Statement includes the joint prospectus (the "Spoke's Part A") of Lehman Brothers INSTITUTIONAL
LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund. Each series of LBILS invests in a master fund that is a series of Institutional Liquidity Trust (the "Trust").

ITEM 4. INVESTMENT OBJECTIVES,  PRINCIPAL INVESTMENT  STRATEGIES,  RELATED RISKS
--------------------------------------------------------------------------------
AND DISCLOSURE OF PORTFOLIO HOLDINGS
------------------------------------

      INSTITUTIONAL LIQUIDITY Portfolio, PRIME Portfolio, and U.S. TREASURY Portfolio (each a "Portfolio") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Portfolio's investment objective, how each Portfolio intends to achieve its investment objectives, the particular type(s) of securities in which each Portfolio principally invests, other investment practices of each Portfolio, how each Portfolio's investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Portfolio, and the description of where to find each Portfolio's policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" to the section "Money Market Funds," the section titled "Main Risks" to the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment:
Maintaining Your Account" in the Spoke's Part A at pages 1-2 (INSTITUTIONAL LIQUIDITY Portfolio), pages 7-8 (PRIME Portfolio), pages 13-14 (U.S. TREASURY Portfolio), and page 22 (All Porfolios). Additional investment techniques, features, and limitations concerning each Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
-------------------------------------------------------

      Neuberger  Berman  Management  Inc.  ("NB   Management")   serves  as  the
investment manager and Lehman Brothers Asset Management Inc. serves as the sub-adviser of each Portfolio.

      The following list identifies the specific sections and subsections of the Spoke's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

================================================================================
Item 5(a)(1) SPOKE'S PART A:  "Investment Manager"  section  (pages 5,  11, and
             17); the section "Obtaining Information" on the Back Cover Page
--------------------------------------------------------------------------------
Item 5(a)(2) SPOKE'S PART A: "Portfolio Manager" section (pages 5, 11, and 17)
--------------------------------------------------------------------------------
Item 5(a)(3) Not applicable.
================================================================================

      Each Portfolio is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

      Under Delaware law, the shareholders of a Portfolio will not be personally liable for the obligations of the Portfolio; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Portfolio contain a statement that such obligation may be enforced only against the assets of the Trust or Portfolio and provides for indemnification out of Trust or Portfolio property of any shareholder nevertheless held personally liable for Trust or Portfolio obligations, respectively, merely on the basis of being a shareholder.

      Investments in a Portfolio may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Portfolio or, with approval of the trustees of the Trust ("Trustees"), of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Portfolios are open for business every day that both the New York Stock Exchange ("NYSE") and the Federal Reserve Wire System are open ("Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: the INSTITUTIONAL LIQUIDITY Portfolio and the PRIME Portfolio each calculates its share price as of 5:00 p.m. Eastern time. The U.S. TREASURY Portfolio calculates its share price as of 3:00 p.m. Eastern time (each a "Valuation Time").

      ITEM 6.  SHAREHOLDER INFORMATION.
      --------------------------------

      Information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section titled "Your Investment:
Share Prices" and the section titled "Share Price Calculations" in the Spoke's Part A at page 25.

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in a Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

      At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Portfolio as of the Valuation Time on the following Business Day.

      A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in that Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Portfolio.

      Under the current method of each Portfolio's operations, each Portfolio is not subject to any U.S. federal income tax. However, each domestic investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended
("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. NB Management intends to continue to manage each Portfolio's assets and income in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

      An investor in a Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

      The Portfolios reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Portfolio as a group, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

      Investments in the Portfolios may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

      The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, on days when the NYSE is closed, trading on the NYSE is restricted, the NYSE, bond market or Federal Reserve Wire System closes early (e.g., on the eve of a major holiday or because of a local emergency, such as a blizzard), or to the extent otherwise permitted by the 1940 Act of the SEC. INSTITUTIONAL LIQUIDITY Portfolio and PRIME Portfolio may postpone payments on withdrawal requests received after 3:30 p.m. Eastern time until the next business day. The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Portfolios. Because beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The Spoke Registration Statement contains information on each Spoke's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your Investment: Maintaining Your Account" in the Spoke's Part A at page 20.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

      All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The Portfolios have no Rule 12b-1 plan.

      Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section titled "Your
Investment: Fund Structure" in the Spoke's Part A at page 26.

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint Statement of Additional Information ("SAI") of Lehman Brother INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund ("Spoke Part B").


ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

      Information regarding Institutional Liquidity Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the Spoke Part B.

Table of Contents                                                         Page
-----------------                                                         ----

FUND HISTORY.................................................................2
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS........................2
MANAGEMENT OF THE TRUST......................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..........................4
INVESTMENT MANAGEMENT AND OTHER SERVICES.....................................5
PORTFOLIO MANAGERS...........................................................6
BROKERAGE ALLOCATION AND OTHER PRACTICES.....................................6
CAPITAL STOCK AND OTHER SECURITIES...........................................6
PURCHASE, REDEMPTION AND PRICING OF SECURITIES...............................7
TAX STATUS...................................................................7
UNDERWRITERS.................................................................7
CALCULATION OF PERFORMANCE DATA..............................................7
FINANCIAL STATEMENTS.........................................................7

ITEM 10.  FUND HISTORY
----------------------

      INSTITUTIONAL LIQUIDITY Portfolio, PRIME Portfolio, and U.S. TREASURY Portfolio (each a "Portfolio") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

      The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Portfolios. This section supplements the discussion in Part A of the investment strategies and risks of the Portfolios.

      Further information on each Portfolio's investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Portfolio's investment program, is incorporated herein by reference in the Spoke Part B from the sections entitled "Investment Information" at pages 1-4, "Additional Investment Information" at pages 4-14, "Certain Risk Considerations" at page 15, and "Portfolio Transactions: Portfolio Holdings Disclosure Policy and Procedures" and "Portfolio Holdings Approved Recipients" at page 47-49.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

      Trustees and Officers
      ---------------------

      Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by NB Management, is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke Part B at pages 15-31 except for the Table of Compensation included in those pages.

      The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the investment companies in the Neuberger Berman fund complex has any retirement plan for its trustees.

                              TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 3/31/06*
                         ------------------------------
Name and Position with the Trust  Aggregate         Total Compensation from
-------------------------------- Compensation     Investment Companies in the
                                from the Trust         Neuberger Berman
                                --------------          Fund Complex **
                                                        ------------
INDEPENDENT TRUSTEES
John Cannon                        $4,782                  $104,606
Trustee

Faith Colish                       $4,506                  $ 97,742
Trustee

C. Anne Harvey                     $4,506                  $ 97,742
Trustee

Barry Hirsch                       $4,506                   $97,742
Trustee

Robert A. Kavesh                   $4,506                   $97,742
Trustee

Howard A. Mileaf                   $4,684                  $102,631
Trustee

Name and Position with the Trust  Aggregate         Total Compensation from
-------------------------------- Compensation     Investment Companies in the
                                from the Trust         Neuberger Berman
                                --------------          Fund Complex **
                                                        ------------
Edward I. O'Brien                  $4,506                 $ 97,742
Trustee

William E. Rulon                   $4,506                 $ 97,742
Trustee

Cornelius T. Ryan                  $5,008                 $109,493
Trustee

Tom Decker Seip                    $4,994                 $109,501
Trustee

Candace L. Straight                $4,506                 $ 97,742
Trustee

Peter P. Trapp                     $4,782                 $104,606
Trustee

TRUSTEES WHO ARE "INTERESTED PERSONS"
Jack L. Rivkin                        $0                      $0
President and Trustee

Peter E. Sundman                      $0                      $0
Chairman of the Board, Chief
Executive Officer and Trustee

** On June 22, 2005, the Board voted to increase compensation for members not affiliated with NB Management.

      Codes of Ethics
      ---------------

      The Portfolios, NB Management and Lehman Brothers Asset Management Inc. have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The Portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Portfolios or taking personal advantage of investment opportunities that may belong to the Porfolios. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, 450 5th Street, N.W., Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

      Proxy Voting
      ------------

      Information about the Portfolios' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the Spoke Part B at pages 50-51.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

      As of June 30, 2006, each Portfolio could be deemed to be under the control of a corresponding series of Neuberger Berman Institutional Liquidity Series ("NBILS"), Lehman Brothers Institutional Liquidity Series ("LBILS"), or Lehman Brothers Reserve Liquidity Series ("LBRLS"). Specifically, as of that date, (1) Neuberger Berman Institutional Cash Fund, a series of NBILS, owned 96% of the value of the outstanding interests in Institutional Liquidity Portfolio, and (2) Lehman Brothers Prime Money Fund, a series of LBILS, and Lehman Brothers Prime Reserve Money Fund, a series of LBILS, owned 34% and 45%, respectively, of the value of the outstanding interests in Prime Portfolio.

      As of June 30, 2006, Lehman Brothers Institutional Liquidity Fund, a series of LBILS, owned 4% of the outstanding interests in Institutional Liquidity Portfolio and Neuberger Berman Prime Money Fund, a series of NBILS, owned 21% of the outstanding interests in Prime Portfolio. Each of NBILS, LBILS and LBRLS is a Delaware statutory trust.

      So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, such Fund could theoretically require that Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, the power of a Fund to control such action generally will depend on the vote of the Fund's shareholders.

      Each of NBILS, LBILS and LBRLS has informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice. For an unregistered investment company investing in a Portfolio, it is expected that it shall cast its votes in proportion to the votes cast by the other shareholders of the Portfolio.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES
------------------------------------------------

      Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 31-38, "Trustees and Officers" at pages 15-31, "Custodian and Transfer Agent" at pages 53-54, "Independent Registered Public Accounting Firm" at page 54, and "Legal Counsel" at page 54 in the Spoke Part B. The following list identifies the specific sections and subsections in the Spoke Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A               INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                SECTION OF SPOKE PART B
--------                -----------------------

Item 14(a)          Investment    Management   and   Administration    Services;
                    Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 14(b)          Not applicable

Item 14(c)          Not applicable

Item 14(d)          Not applicable

Item 14(e)          Not applicable

Item 14(f)          Not applicable

Item 14(g)          Not applicable

Item 14(h)          Investment    Management   and   Administration    Services;
                    Custodian and Transfer Agent; Independent Auditors

      Each Portfolio accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal year ended March 31:

                                         2006                2005
                                         ----                ----
INSTITUTIONAL LIQUIDITY                  $2,249,000       $601,000*
PRIME                                    $2,033,000       $304,000**

* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004 (commencement of operations) to March 31, 2005.

      Each Portfolio received management fee waivers of the following amounts for the fiscal year ended March 31:

                                         2006           2005
                                         ----           ----
INSTITUTIONAL LIQUIDITY                  $449,755      $120,275*
PRIME                                    $406,688      $60,787**

* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004 (commencement of operations) to March 31, 2005.

      Each Portfolio also has an expense offset arrangement in connection with its custodian contract. For the fiscal year ended March 31, 2006, the impact of this arrangement was a reduction of expenses as follows for each Portfolio:

                           AMOUNT OF REDUCTION OF
                                  EXPENSES
INSTITUTIONAL LIQUIDITY          $18,363

PRIME                            $40,091

      The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  PORTFOLIO MANAGERS
----------------------------

      Not applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------

      A description of each Portfolio's brokerage allocation and other practices, and information regarding shares held by a Portfolio in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 45-47 in the Spoke Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------

      Each Portfolio is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has three separate portfolios (including the Portfolios). The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

      The Trust issues shares of beneficial interest. Investments in the Portfolios have no preemptive rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

      Information on the organization and capitalization of the Trust and the Portfolios is herein incorporated by reference from the section entitled "Organization, Capitalization, and Other Matters: The Portfolios" in the Spoke Part B at pages 52-53.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 6 in Part A.

      Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Portfolio is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 45 in the Spoke Part B.

ITEM 19.  TAX STATUS
--------------------

      Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 42-44 in the Spoke Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS
---------------------

      NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

      The following financial statements and related documents are incorporated herein by reference from the Funds' Annual Report to shareholders for the fiscal year ended March 31, 2006:

            The audited financial statements of Institutional Liquidity Portfolio, notes thereto, and the report of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

            The audited financial statements of Prime Portfolio, notes thereto, and the report of Tait, Weller & Baker
            LLP, Independent   Registered  Public  Accounting  Firm,
            with respect to such audited financial statements.

                                                            Appendix A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Corporate Bonds and Commercial Paper" in the Spoke Part B.

                          INSTITUTIONAL LIQUIDITY TRUST

                                     PART C

                                OTHER INFORMATION


      Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.


Item 23.    Exhibits
-------     --------

(a)         (1)   Certificate of Trust. (Incorporated by Reference to the
            Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004)

            (2) Trust Instrument. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004)

(b) By-Laws. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27,
            2004)

(c) Trust Instrument Articles IV, V, and VI and By-Laws Articles V, VI, and VIII.

(d)         (1)    Management Agreement between Registrant and Neuberger Berman
                   Management Inc. ("NB Management"). (Incorporated by Reference
                   to Pre-Effective Amendment No. 1 to the Registration
                   Statement of Neuberger Berman Institutional Liquidity Series,
                   File Nos. 333-120168 and 811-21647, filed on December 23,
                   2004)

            (2) Investment Advisory Agreement between NB Management and Lehman Brothers Asset Management, Inc. ("LBAM"). (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Series, File Nos. 333-120167 and 811-21648, filed on December 23, 2004)

(f)         Bonus, Profit Sharing Contracts. (Not applicable)

(g) Custodian Contract Between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement, File No. 811-21649, filed on July 29, 2005)

(h) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Filed herewith).

(l)         Letter of Investment Intent. (Not applicable)

(m)         Plan Pursuant to Rule 12b-1. (Not applicable)

(n)         Plan Pursuant to Rule 18f-3 under the 1940 Act. (Not applicable)

(o) Powers of Attorney. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004)

(p)         (1)    Code   of   Ethics   for   Registrant   and  NB   Management.
                   (Incorporated by Reference to  Pre-Effective  Amendment No. 1
                   to   the   Registration   Statement   of   Neuberger   Berman
                   Institutional  Liquidity  Series,  File Nos.  333-120168  and
                   811-21647, filed on December 23, 2004)

            (2) Code of Ethics for LBAM. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004)


Item 24.    Persons Controlled By or Under Common Control with Registrant.
-------     -------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.


Item 25.    Indemnification.
-------     ---------------

      A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof...". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

      Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

      Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26.   Business and Other Connections of Investment Adviser and Sub-Adviser.
--------   ---------------------------------------------------------------------

      There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.


NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

Ann H. Benjamin               Portfolio Manager, High Income Bond Portfolio, a
Vice President, NB            series of Neuberger Berman Advisers Management
Management.                   Trust; Portfolio Manager, Neuberger Berman High
                              Income Bond Fund and Neuberger Berman Strategic
                              Income Fund, each a series of Neuberger Berman
                              Income Funds; Portfolio Manager, Neuberger
                              Berman Income Opportunity Fund Inc.

Michael L. Bowyer             Associate Portfolio Manager, Neuberger Berman
Vice President, NB            Genesis Fund, a series of Neuberger Berman
Management.                   Equity Funds.

Claudia A. Brandon            Vice President, Neuberger Berman, LLC since
Vice President/Mutual Fund    2002; Employee, Neuberger Berman, LLC since
Board Relations and           1999; Secretary, Neuberger Berman Advisers
Assistant Secretary,          Management Trust; Secretary, Neuberger Berman
NB Management.                Equity Funds; Secretary, Neuberger Berman Income
                              Funds; Secretary, Neuberger Berman Real Estate
                              Income Fund Inc.; Secretary, Neuberger Berman
                              Intermediate Municipal Fund Inc.; Secretary,
                              Neuberger Berman New York Intermediate Municipal
                              Fund Inc.; Secretary, Neuberger Berman
                              California Intermediate Municipal Fund Inc.;
                              Secretary, Neuberger Berman Realty Income Fund
                              Inc.; Secretary, Neuberger Berman Income
                              Opportunity Fund Inc.; Secretary, Neuberger
                              Berman Real Estate Securities Income Fund Inc.;
                              Secretary, Neuberger Berman Dividend Advantage
                              Fund Inc.; Secretary, Neuberger Berman
                              Institutional Liquidity Series; Secretary,
                              Lehman Brothers Institutional Liquidity Series;
                              Secretary, Institutional Liquidity Trust;
                              Secretary, Lehman Brothers Reserve Liquidity
                              Series.

Thomas J. Brophy              Managing Director, Neuberger Berman, LLC;
Vice President, NB            Portfolio Manager, Neuberger Berman California
Management.                   Intermediate Municipal Fund Inc.; Portfolio
                              Manager, Neuberger Berman Intermediate Municipal
                              Fund Inc.; Portfolio Manager, Neuberger Berman
                              New York Intermediate Municipal Fund Inc.;
                              Portfolio Manager, Neuberger Berman Municipal
                              Securities Trust, a series of Neuberger Berman
                              Income Funds.

Jon D. Brorson                Portfolio Manager, Balanced Portfolio, Growth
Vice President, NB            Portfolio and Mid-Cap Growth Portfolio, each a
Management.                   series of Neuberger Berman Advisers Management
                              Trust; Portfolio Manager, Neuberger Berman
                              Century Fund, Neuberger Berman Manhattan Fund and Neuberger Berman Millennium Fund, each a series of Neuberger Berman Equity Funds.

Steven R. Brown               Managing Director, Neuberger Berman, LLC;
Vice President, NB            Portfolio Manager, Neuberger Berman Real Estate
Management.                   Income Fund Inc.; Portfolio Manager, Neuberger
                              Berman Realty Income Fund Inc.; Portfolio
                              Manager, Neuberger Berman Income Opportunity
                              Fund Inc.; Portfolio Manager, Neuberger Berman
                              Real Estate Securities Income Fund Inc.;
                              Portfolio Manager, Neuberger Berman Dividend
                              Advantage Fund Inc.; Portfolio Manager,
                              Neuberger Berman Real Estate Fund, a series of
                              Neuberger Berman Equity Funds; Portfolio
                              Manager, Real Estate Portfolio, a series of
                              Neuberger Berman Advisers Management Trust;
                              Portfolio Manager, Neuberger Berman Strategic
                              Income Fund, a series of Neuberger Berman Income
                              Funds.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

David H. Burshtan             Portfolio Manager, Neuberger Berman Millennium
Vice President, NB            Fund, a series of Neuberger Berman Equity Funds.
Management.

Lori B. Canell                Managing Director, Neuberger Berman, LLC;
Vice President, NB            Portfolio Manager, Neuberger Berman California
Management.                   Intermediate Municipal Fund Inc.; Portfolio
                              Manager, Neuberger Berman Intermediate Municipal
                              Fund Inc.; Portfolio Manager, Neuberger Berman
                              New York Intermediate Municipal Fund Inc.;
                              Portfolio Manager, Neuberger Berman Municipal
                              Securities Trust, a series of Neuberger Berman
                              Income Funds.

Robert Conti                  Senior Vice President of Neuberger Berman, LLC,
Senior Vice President,        since 2003; Vice President, Neuberger Berman,
NB Management.                LLC, from 1999 to 2003; Vice President,
                              Neuberger Berman Income Funds; Vice President,
                              Neuberger Berman Equity Funds; Vice President,
                              Neuberger Berman Advisers Management Trust; Vice
                              President, Neuberger Berman Real Estate Income
                              Fund Inc.; Vice President, Neuberger Berman
                              Intermediate Municipal Fund Inc.; Vice
                              President, Neuberger Berman New York
                              Intermediate Municipal Fund Inc.; Vice
                              President, Neuberger Berman California
                              Intermediate Municipal Fund Inc.; Vice
                              President, Neuberger Berman Realty Income Fund
                              Inc.; Vice President, Neuberger Berman Income
                              Opportunity Fund Inc.; Vice President, Neuberger
                              Berman Real Estate Securities Income Fund Inc.;
                              Vice President, Neuberger Berman Dividend
                              Advantage Fund Inc.; Vice President, Neuberger
                              Berman Institutional Liquidity Series; Vice
                              President, Lehman Brothers Institutional
                              Liquidity Series; Vice President, Institutional
                              Liquidity Trust; Vice President, Lehman Brothers
                              Reserve Liquidity Series.

Robert B. Corman              Managing Director, Neuberger Berman, LLC;
Vice President,               Portfolio Manager, Neuberger Berman Focus Fund,
NB Management.                a series of Neuberger Berman Equity Funds;
                              Portfolio Manager, Focus Portfolio, a series of
                              Neuberger Berman Advisers Management Trust.

Robert W. D'Alelio            Managing Director, Neuberger Berman, LLC;
Vice President,               Portfolio Manager, Neuberger Berman Genesis
NB Management.                Fund, a series of Neuberger Berman Equity Funds.

Cynthia L. Damian             None.
Vice President,
NB Management.

John E. Dugenske              Portfolio Manager, Balanced Portfolio and
Vice President,               Limited Maturity Bond Portfolio, each a series
NB Management.                of Neuberger Berman Advisers Management Trust;
                              Portfolio Manager, Neuberger Berman Cash
                              Reserves, Neuberger Berman Government Money Fund and Neuberger Berman Limited Maturity Bond Fund, each a series of Neuberger Berman Income Funds.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

Ingrid Dyott                  Vice President, Neuberger Berman, LLC; Associate
Vice President,               Portfolio Manager, Guardian Portfolio, a series
NB Management.                of Neuberger Berman Advisers Management Trust;
                              Portfolio Manager, Socially Responsive
                              Portfolio, a series of Neuberger Berman Advisers
                              Management Trust; Associate Portfolio Manager,
                              Neuberger Berman Guardian Fund, a series of
                              Neuberger Berman Equity Funds; Portfolio
                              Manager, Neuberger Berman Socially Responsive
                              Fund, a series of Neuberger Berman Equity Funds.

Michael F. Fasciano           Managing Director, Neuberger Berman, LLC since
Vice President, NB            March 2001; Portfolio Manager, Neuberger Berman
Management.                   Fasciano Fund, a series of Neuberger Berman
                              Equity Funds; Portfolio Manager, Fasciano
                              Portfolio, a series of Neuberger Berman Advisers
                              Management Trust.

Janet A. Fiorenza             Portfolio Manager, Lehman Brothers Municipal
Vice President,               Money Fund, National Municipal Money Fund,
NB Management.                Lehman Brothers New York Municipal Money Fund
                              and Tax-Free Money Fund, each a series of Neuberger Berman Income Funds.

William J. Furrer             Portfolio Manager, Lehman Brothers Municipal
Vice President,               Money Fund, National Municipal Money Fund,
NB Management.                Lehman Brothers New York Municipal Money Fund
                              and Tax-Free Money Fund, each a series of Neuberger Berman Income Funds.

Brian J. Gaffney              Managing Director, Neuberger Berman, LLC since
Senior Vice President,        1999; Vice President, Neuberger Berman Income
NB Management.                Funds; Vice President, Neuberger Berman Equity
                              Funds; Vice President, Neuberger Berman Advisers
                              Management Trust; Vice President, Neuberger
                              Berman Real Estate Income Fund Inc.; Vice
                              President, Neuberger Berman Intermediate
                              Municipal Fund Inc.; Vice President, Neuberger
                              Berman New York Intermediate Municipal Fund
                              Inc.; Vice President, Neuberger Berman
                              California Intermediate Municipal Fund Inc.;
                              Vice President, Neuberger Berman Realty Income
                              Fund Inc.; Vice President, Neuberger Berman
                              Income Opportunity Fund Inc.; Vice President,
                              Neuberger Berman Real Estate Securities Income
                              Fund Inc.; Vice President, Neuberger Berman
                              Dividend Advantage Fund Inc.; Vice President,
                              Neuberger Berman Institutional Liquidity Series;
                              Vice President, Lehman Brothers Institutional
                              Liquidity Series; Vice President, Institutional
                              Liquidity Trust; Vice President, Lehman Brothers
                              Reserve Liquidity Series.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

Maxine L. Gerson              Senior Vice President, Neuberger Berman, LLC
Secretary and General         since 2002; Deputy General Counsel and Assistant
Counsel, NB Management.       Secretary, Neuberger Berman, LLC since 2001;
                              Chief Legal Officer, Neuberger Berman Income
                              Funds; Chief Legal Officer, Neuberger Berman
                              Equity Funds; Chief Legal Officer, Neuberger
                              Berman Advisers Management Trust; Chief Legal
                              Officer, Neuberger Berman Real Estate Income
                              Fund Inc.; Chief Legal Officer, Neuberger Berman
                              Intermediate Municipal Fund Inc.; Chief Legal
                              Officer, Neuberger Berman New York Intermediate
                              Municipal Fund Inc.; Chief Legal Officer,
                              Neuberger Berman California Intermediate
                              Municipal Fund Inc.; Chief Legal Officer,
                              Neuberger Berman Realty Income Fund Inc.; Chief
                              Legal Officer, Neuberger Berman Income
                              Opportunity Fund Inc.; Chief Legal Officer,
                              Neuberger Berman Real Estate Securities Income
                              Fund Inc.; Chief Legal Officer, Neuberger Berman
                              Dividend Advantage Fund Inc.; Chief Legal
                              Officer, Neuberger Berman Institutional
                              Liquidity Series; Chief Legal Officer, Lehman
                              Brothers Institutional Liquidity Series; Chief
                              Legal Officer, Institutional Liquidity Trust;
                              Chief Legal Officer, Lehman Brothers Reserve
                              Liquidity Series.

Theodore P. Giuliano          Managing Director, Neuberger Berman, LLC;
Vice President,               Portfolio Manager, Neuberger Berman Cash
NB Management.                Reserves, Neuberger Berman Government Money
                              Fund, Neuberger Berman Limited Maturity Bond
                              Fund, Neuberger Berman Municipal Securities
                              Trust and Neuberger Berman Strategic Income
                              Fund, each a series of Neuberger Berman Income
                              Funds; Portfolio Manager, Balanced Portfolio and
                              Limited Maturity Bond Portfolio, each a series of Neuberger Berman Advisers Management Trust;
                              Portfolio Manager, Neuberger Berman California
                              Intermediate Municipal Fund, Inc.; Portfolio
                              Manager, Neuberger Berman Intermediate Municipal
                              Fund, Inc.; Portfolio Manager, Neuberger Berman
                              New York Intermediate Municipal Fund, Inc.

Edward S. Grieb               Senior Vice President and Treasurer, Neuberger
Treasurer and Chief           Berman, LLC; Treasurer, Neuberger Berman Inc.
Financial Officer,
NB Management.

Michael J. Hanratty           None.
Vice President,
NB Management.

Alyssa S. Juros               Associate Portfolio Manager, Neuberger Berman
Vice President,               Cash Reserves and Neuberger Berman Government
NB Management.                Money Fund, each a series of Neuberger Berman
                              Income Funds.

Milu E. Komer                 Associate Portfolio Manager, International
Vice President,               Portfolio, a series of Neuberger Berman Advisers
NB Management.                Management Trust; Associate Portfolio Manager,
                              Neuberger Berman International Fund, Neuberger
                              Berman International Institutional Fund and
                              Neuberger Berman International Large Cap Fund, each a series of Neuberger Berman Equity Funds.

Sajjad S. Ladiwala            Associate Portfolio Manager, Guardian Portfolio
Vice President,               and Socially Responsive Portfolio, each a series
NB Management.                of Neuberger Berman Advisers Management Trust;
                              Associate Portfolio Manager, Neuberger Berman
                              Guardian Fund and Neuberger Berman Socially
                              Responsive Fund, each a series of Neuberger
                              Berman Equity Funds.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

Kelly M. Landron              Portfolio Manager, Lehman Brothers Municipal
Vice President, NB            Money Fund, National Municipal Money Fund,
Management Inc.               Lehman Brothers New York Municipal Money Fund
                              and Tax-Free Money Fund, each a series of Neuberger Berman Income Funds.

Jeffrey B. Lane               President and Chief Operating Officer, Neuberger
Director, NB Management.      Berman, LLC; Director and President, Neuberger
                              Berman Inc.

Richard S. Levine             Portfolio Manager, Neuberger Berman Strategic
Vice President,               Income Fund, a series of Neuberger Berman Income
NB Management.                Funds; Portfolio Manager, Neuberger Berman
                              Dividend Advantage Fund Inc.

John A. Lovito                Portfolio Manager, Neuberger Berman Strategic
Vice President,               Income Fund, a series of Neuberger Berman Income
NB Management.                Funds.

Arthur Moretti                Managing Director, Neuberger Berman, LLC since
Vice President, NB            June 2001; Portfolio Manager, Neuberger Berman
Management.                   Guardian Fund and Neuberger Berman Socially
                              Responsive Fund, each a series of Neuberger
                              Berman Equity Funds; Portfolio Manager, Guardian
                              Portfolio and Socially Responsive Portfolio, each a series of Neuberger Berman Advisers
                              Management Trust.

S. Basu Mullick               Managing Director, Neuberger Berman, LLC;
Vice President,               Portfolio Manager, Neuberger Berman Partners
NB Management.                Fund and Neuberger Berman Regency Fund, each a
                              series of Neuberger Berman Equity Funds;
                              Portfolio Manager, Partners Portfolio and
                              Regency Portfolio, each a series of Neuberger
                              Berman Advisers Management Trust.

Thomas P. O'Reilly            Portfolio Manager, Neuberger Berman Income
Vice President,               Opportunity Fund Inc.; Portfolio Manager,
NB Management.                Neuberger Berman Strategic Income Fund and
                              Neuberger Berman High Income Bond Fund, each a series of Neuberger Berman Income Funds;
                              Portfolio Manager, High Income Bond Portfolio, a series of Neuberger Berman Advisers Management
                              Trust.

Loraine Olavarria             None.
Assistant Secretary,
NB Management.

Elizabeth Reagan              None.
Vice President,
NB Management.

Brett S. Reiner               Associate Portfolio Manager, Neuberger Berman
Vice President,               Genesis Fund, a series of Neuberger Berman
NB Management.                Equity Funds.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

                              Executive Vice President, Neuberger Berman, LLC;
Jack L. Rivkin                Executive Vice President, Neuberger Berman Inc.;
Chairman and Director, NB     President and Director, Neuberger Berman Real
Management.                   Estate Income Fund Inc; President and Director,
                              Neuberger Berman Intermediate Municipal Fund
                              Inc.; President and Director, Neuberger Berman
                              New York Intermediate Municipal Fund Inc.;
                              President and Director, Neuberger Berman
                              California Intermediate Municipal Fund Inc.;
                              President and Trustee, Neuberger Berman Advisers
                              Management Trust; President and Trustee,
                              Neuberger Berman Equity Funds; President and
                              Trustee, Neuberger Berman Income Funds;
                              President and Director, Neuberger Berman Realty
                              Income Fund Inc.; President and Director,
                              Neuberger Berman Income Opportunity Fund Inc.;
                              President and Director, Neuberger Berman Real
                              Estate Securities Income Fund Inc.; President,
                              Director and Portfolio Manager, Neuberger Berman
                              Dividend Advantage Fund Inc.; President and
                              Trustee, Neuberger Berman Institutional
                              Liquidity Series; President and Trustee, Lehman
                              Brothers Institutional Liquidity Series;
                              President and Trustee, Institutional Liquidity
                              Trust; President and Trustee, Lehman Brothers
                              Reserve Liquidity Series; Portfolio Manager,
                              Neuberger Berman Strategic Income Fund, a series of Neuberger Berman Income Funds; Director, Dale
                              Carnegie and Associates, Inc. since 1998;
                              Director, Solbright, Inc. since 1998.

Benjamin E. Segal             Managing Director, Neuberger Berman, LLC since
Vice President,               November 2000, prior thereto, Vice President,
NB Management.                Neuberger Berman, LLC; Portfolio Manager,
                              Neuberger Berman International Fund, Neuberger
                              Berman International Institutional Fund and
                              Neuberger Berman International Large Cap Fund, each a series of Neuberger Berman Equity Funds;
                              Portfolio Manager, International Portfolio, a series of Neuberger Berman Advisers Management
                              Trust.

Michelle B. Stein             Portfolio Manager, Neuberger Berman Dividend
Vice President,               Advantage Fund Inc.
NB Management.

NAME                          BUSINESS AND OTHER CONNECTIONS
----                          ------------------------------

Peter E. Sundman              Executive Vice President, Neuberger Berman Inc.
President and Director,       since 1999; Head of Neuberger Berman Inc.'s
NB Management.                Mutual Funds Business (since 1999) and
                              Institutional Business (1999 to October 2005);
                              responsible for Managed Accounts Business and intermediary distribution since October 1999;
                              Managing Director, Neuberger Berman since 2005;
                              formerly, Executive Vice President, Neuberger
                              Berman, 1999 to December 2005; Director and Vice
                              President, Neuberger & Berman Agency, Inc. since
                              2000; Chairman of the Board, Chief Executive
                              Officer and Trustee, Neuberger Berman Income
                              Funds; Chairman of the Board, Chief Executive
                              Officer and Trustee, Neuberger Berman Advisers
                              Management Trust; Chairman of the Board, Chief
                              Executive Officer and Trustee, Neuberger Berman
                              Equity Funds; Chairman of the Board, Chief
                              Executive Officer and Director, Neuberger Berman
                              Real Estate Income Fund Inc.; Chairman of the
                              Board, Chief Executive Officer and Director,
                              Neuberger Berman Intermediate Municipal Fund
                              Inc.; Chairman of the Board, Chief Executive
                              Officer and Director, Neuberger Berman New York
                              Intermediate Municipal Fund Inc.; Chairman of the Board, Chief Executive Officer and Director,
                              Neuberger Berman California Intermediate
                              Municipal Fund Inc.; Chairman of the Board,
                              Chief Executive Officer and Director, Neuberger
                              Berman Realty Income Fund Inc.; Chairman of the
                              Board, Chief Executive Officer and Director,
                              Neuberger Berman Income Opportunity Fund Inc.;
                              Chairman of the Board, Chief Executive Officer and Director, Neuberger Berman Real Estate
                              Securities Income Fund Inc.; Chairman of the
                              Board, Chief Executive Officer and Director,
                              Neuberger Berman Dividend Advantage Fund Inc.;
                              Chairman of the Board, Chief Executive Officer and Trustee, Neuberger Berman Institutional
                              Liquidity Series; Chairman of the Board, Chief
                              Executive Officer and Trustee, Lehman Brothers
                              Institutional Liquidity Series; Chairman of the
                              Board, Chief Executive Officer and Trustee,
                              Institutional Liquidity Trust; Chairman of the
                              Board, Chief Executive Officer and Trustee,
                              Lehman Brothers Reserve Liquidity Series;
                              Trustee, College of Wooster.

Kenneth J. Turek              Portfolio Manager, Balanced Portfolio, Growth
Vice President,               Portfolio and Mid-Cap Growth Portfolio, each a
NB Management.                series of Neuberger Berman Advisers Management
                              Trust; Portfolio Manager, Neuberger Berman
                              Century Fund and Neuberger Berman Manhattan
                              Fund, each a series of Neuberger Berman Equity
                              Funds.

Judith M. Vale                Managing Director, Neuberger Berman, LLC;
Vice President,               Portfolio Manager, Neuberger Berman Genesis
NB Management.                Fund, a series of Neuberger Berman Equity Funds.

John T. Zielinsky             Portfolio Manager, Neuberger Berman Century
Vice President,               Fund, a series of Neuberger Berman Equity Funds.
NB Management.

      The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

      The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference.

Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.    Principal Underwriters.
-------     -----------------------

      (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

             Neuberger Berman Advisers Management Trust
             Neuberger Berman Equity Funds
             Neuberger Berman Income Funds
             Neuberger Berman Institutional Liquidity Series
             Lehman Brothers Institutional Liquidity Series
             Lehman Brothers Reserve Liquidity Series

      (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.

                        POSITIONS AND OFFICES         POSITIONS AND OFFICES
   NAME                 WITH UNDERWRITER              WITH REGISTRANT
   ----                 ----------------              ---------------

   Ann H. Benjamin      Vice President                None
   Michael L. Bowyer    Vice President                None
   Claudia A. Brandon   Vice President/Mutual Fund    Secretary
                        Board Relations & Assistant
                        Secretary
   Thomas J. Brophy     Vice President                None
   Jon D. Brorson       Vice President                None
   Steven R. Brown      Vice President                None
   David H. Burshtan    Vice President                None
   Lori B. Canell       Vice President                None
   Robert Conti         Senior Vice President         Vice President
   Robert B. Corman     Vice President                None
   Robert W. D'Alelio   Vice President                None
   Cynthia L. Damian    Vice President                None
   John E. Dugenske     Vice President                None
   Ingrid Dyott         Vice President                None
   Michael F. Fasciano  Vice President                None
   Janet A. Fiorenza    Vice President                None
   William J. Furrer    Vice President                None
   Brian J. Gaffney     Senior Vice President         Vice President
   Maxine L. Gerson     Secretary                     Chief Legal Officer
                                                      (only for purposes of
                                                      sections 307 and 406 of
                                                      the Sarbanes - Oxley Act
                                                      of 2002)
   Theodore P. Giuliano Vice President                None
   Edward S. Grieb      Treasurer and Chief           None
                        Financial Officer
   Michael J. Hanratty  Vice President                None
   Alyssa Juros         Vice President                None
   Milu E. Komer        Vice President                None
   Sajjad S. Ladiwala   Vice President                None

                     POSITIONS AND OFFICES         POSITIONS AND OFFICES
   NAME                 WITH UNDERWRITER              WITH REGISTRANT
   ----                 ----------------              ---------------
   Richard S. Levine    Vice President                None
   John A. Lovito       Vice President                None
   Kelly M. Landron     Vice President                None
   Jeffrey B. Lane      Director                      None
   Arthur Moretti       Vice President                None
   S. Basu Mullick      Vice President                None
   Thomas P. O'Reilly   Vice President                None
   Loraine Olavarria    Assistant Secretary           None
   Elizabeth Reagan     Vice President                None
   Brett S. Reiner      Vice President                None
   Jack L. Rivkin       Chairman and Director         President and Trustee
   Benjamin E. Segal    Vice President                None
   Michelle B. Stein    Vice President                None
   Kenneth J. Turek     Vice President                None
   Peter E. Sundman     President and Director        Chairman of the Board,
                                                      Chief Executive Officer
                                                      and Trustee
   Judith M. Vale       Vice President                None
   Chamaine Williams    Chief Compliance Officer      Chief Compliance Officer
   John T. Zielinsky    Vice President                None


       (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

Item 28.    Location of Accounts and Records.
--------    ---------------------------------

      All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and interest holders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

Item 29.    Management Services.
--------    --------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.    Undertakings
--------    ------------

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 25th day of July 2006.


                                    INSTITUTIONAL LIQUIDITY TRUST


                                    By:    /s/ Jack L. Rivkin
                                         -------------------------------------
                                    Name:  Jack L. Rivkin*
                                    Title:  President and Trustee



*Signature affixed by Lori L. Schneider on July 25, 2006 pursuant to power of attorney, which is incorporated by reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004.